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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

    We consent to the use of our report included herein relating to the balance sheet of Primary Access Corporation as of October 3, 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fifty-three weeks ended October 3, 1993 and the fifty-two weeks ended September 27, 1992 (not presented herein), and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP
San Diego, California
August 29, 1995